EXHIBIT 3.1.6

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                              VOIP TECHNOLOGY, INC.

         I, the undersigned President and Secretary of VOIP Technology, Inc. (the Corporation"), do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 4th day of January, 2002, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

              The name of this corporation is Oxford Ventures, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,646,121, that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                       /s/ Robert Harrison
                                       -----------------------------------------
                                       Robert Harrison, President and Secretary